United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2024

Nu-Med Plus, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Belle Terre Building 2E Port Jefferson, NY	11777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 403-4337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As detailed in the Current Report on Form 8-K filed on April 25, 2024, Nu-Med Plus, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) for the merger of YourSpace America, Inc. (“YSA”) into the Company (the “Transaction”). The Company and YSA may be referred to herein each as a “Party” and, collectively, as the “Parties.”

Upon the Closing of the Transaction (the “Closing”) on April 28, 2024, YSA became a wholly owned subsidiary of the Company, and, the Company, (as the surviving entity) assumed all liabilities of YSA (as the merging entity) including all liabilities arising from, or in connection with, any contracts assigned by YSA to the Company as part of the Transaction.

Under the terms of the Share Exchange Agreement, the Shareholders of YSA (the “Shareholders”) agreed to sell 100% of the issued and outstanding shares of YSA to the Company in exchange for the issuance of the Company’s Series A Preferred Stock, and Series X Preferred Stock, as detailed in Item 3.03 herein.

The terms and conditions of the Share Exchange Agreement, under Section 5.6 requires the completion of an audit of YSA for the previous two fiscal years. The Company will file an amended 8-K when such audits are complete.

The foregoing description of the Share Exchange Agreement is qualified by the terms of the full text of the Share Exchange Agreement previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 29, 2024, and the terms thereof are incorporated herein by reference.

ITEM 3.02 - UNREGISTERED SALE OF SECURITIES

As consideration for the Closing of the Share Exchange Agreement, as described in Item 1.01 herein, the Company issued 4,500,000 shares of its Series A Preferred Stock and 1,000,000 shares of its Series X Preferred Stock to the Shareholders and designees of YourSpace.

Per the terms of the Certificate of Designation for the Company’s Series A Preferred Stock, which was included in Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 29, 2024, 4,500,000 shares of Series A Preferred Stock were issued to YSA Shareholders and their designees at Closing. Each share of Series A Preferred Stock carries 20:1 voting rights and vote with the holders of Common Stock as one class, and each share is convertible into 20 shares of Common Stock. The Series A Preferred Stock does not pay dividends, does not have a liquidation preference and is not redeemable by the Company.

Per the terms of the Certificate of Designation for the Company’s Series X Preferred Stock, which was included in Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 29, 2024, 1,000,000 shares of Series X Preferred Stock were issued to YSA’s President, CEO and Chief Investment Officer, William R. “Russ” Colvin at Closing. Each share of Series X Preferred Stock carries 100:1 voting rights and votes with the holders of Common Stock as one class. The Series X Preferred Stock provides Mr. Colvin with majority voting control of the Company, and is not convertible into Common Stock. The Series X Preferred Stock does not pay dividends, does not have a liquidation preference and is not redeemable by the Company.

ITEM 5.01 – CHANGE IN CONTROL

On April 28, 2024, the Company issued William R. “Russ” Colvin 1,000,000 shares of Series X Preferred Stock, giving him majority voting control. In addition, at Closing, the Board of Directors of the Company appointed Mr. Colvin as the Company’s President, Chief Executive Officer, and Director of the Company.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

As required by the Share Exchange Agreement, upon the Closing, the Board of Directors of the Company appointed William R. “Russ” Colvin as the Company’s President, Chief Executive Officer, and Director of the Company.

Mr. Colvin, 64, has been active for more than three decades in real estate investment, management, finance, public service and business/non-profit leadership. Mr. Colvin is CEO, President, and Chief Investment Officer of YourSpace America, which operates a national self-storage acquisition and development platform. Mr. Colvin directs the company’s overall acquisition, development, capital raising, and operational activities. In addition, Mr. Colvin manages the company’s key strategic self-storage industry relationships. Mr. Colvin previously served as CEO/President of North American Self Storage Group, Chairman of StorSmart, LLC, and as a Principal of Alton Storage Partners, LLC.

From 2005-2009, Mr. Colvin served as President /CEO and Co-Founder of CORE Realty Holdings, where he oversaw all company operations including the financing, acquisitions, management, asset repositioning and capital raising efforts for CORE investment properties throughout the United States. During Mr. Colvin’s tenure at CORE, the company acquired $1.2 billion of commercial and multifamily real estate. From 2009-2010, Mr. Colvin served as Chairman Emeritus of CORE. Mr. Colvin previously served as President of Mammoth Equities Capital Group. Mr. Colvin also served in management positions with IMPAC Commercial Capital Corporation, Fidelity Federal Bank, and Hawthorne Savings, all of which were publicly traded financial institutions.

Mr. Colvin is also actively involved in community service activities. Mr. Colvin currently serves on the board of directors of the Arms Control Association, a Washington D.C. think tank dedicated to promoting public understanding of and support for effective nuclear weapons policies. Mr. Colvin is a life member of the Orange County Sheriff’s Advisory Council. Mr. Colvin has previously served on the Board of Directors of the Hugh O’Brian Youth Foundation, the Los Angeles Fire Department Foundation, the RAND Corporation, the Los Angeles County Sheriff’s Youth Foundation, the Los Angeles Police Foundation, the Los Angeles Police Museum, the Los Angeles Regional Food Bank, and Olive Crest Homes and Services for Abused and Neglected Children.

In 2004, Mr. Colvin served as a Co-Chair of the International Association of Chiefs of Police Annual Convention in Los Angeles. In 2006, Mr. Colvin was awarded the prestigious Jack Webb Award by the Los Angeles Police Museum for his service to law enforcement. In 2007, Mr. Colvin received the prestigious Albert Schweitzer Leadership Award from the Hugh O’Brian Youth Foundation. In 2009, Mr. Colvin graduated from the U.S. Drug Enforcement Administration Citizens Academy. From 2010-2012, Mr. Colvin served as Chairman of the LAPD Medal of Valor Awards. In 2011, Mr. Colvin served as Chairman of the Los Angeles Police Museum Jack Webb Awards. Mr. Colvin graduated cum laude from the Chapman University system with a BA in Legal Studies. Mr. Colvin studied Government/Nuclear Weapons Policy at Johns Hopkins University.

Following the appointment of Mr. Colvin as President and Chief Executive Officer, the Company’s former President and CEO William Hayde was appointed to serve as the Company’s Executive Chairman of the Board. Keith Merrell continues to serve as the Company’s Chief Financial Officer and Director, and Jeffrey Robins continues to serve as Director.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Share Exchange Agreement with YourSpace America, Inc. dated April 25, 2024*

*Previously filed as Exhibit 10.1 to our 8-K Current Report filed with the Securities and Exchange Commission on April 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NU-MED PLUS, INC.

Date:	May 2, 2024	By:	/s/ William R. Colvin
William R. Colvin
Chief Executive Officer